UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 21, 2005
(Date of earliest event reported)
ACE CASH EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Texas	0-20774	75-2142963
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

1231 Greenway Drive, Suite 600		75038
Irving, Texas		(Zip Code)
(Address of principal executive offices)
(972) 550-5000
(Registrant’s telephone number,
including area code)
Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Change-in-Control Executive Severance Agreement - Allen J. Klose
Change-in-Control Executive Severance Agreement - Joe B. Edwards
Change-in-Control Executive Severance Agreement - Walter E. Evans

Item 1.01. Entry into a Material Definitive Agreement
Installment Loan Marketing and Servicing Agreement with First Bank of Delaware
On July 21, 2005, ACE entered into an Installment Loan Marketing and Servicing Agreement with First Bank of Delaware, a Delaware state bank. Under this agreement, ACE provides various services to FBD in connection with ACE’s marketing and servicing of FBD’s installment loans in certain of ACE’s owned stores in Texas, Arkansas and Pennsylvania. The loans are short-term consumer loans payable by the borrower in multiple installments over a maximum 20-week period and have other terms that are determined by FBD in accordance with applicable state law.
ACE’s services for FBD in connection with these loans include advertising, application processing for FBD’s prospective borrowers and receiving or collecting payments from FBD’s borrowers. FBD is responsible for reviewing each loan application and determining whether it is approved for a loan. ACE is not involved in the loan-approval process or the determination of the loan-approval criteria or procedures.
Under the agreement with FBD, ACE is entitled to receive marketing and servicing fees from FBD. The fees are based on, and vary in accordance with, the amounts of interest or finance charges and other fees paid by borrowers for these loans. ACE is responsible for FBD’s loan losses regarding all of these loans and for substantially all amounts payable by FBD to certain third parties for additional services in connection with loan procedures and reviews.
ACE expects the loans to be offered in approximately 400 of its owned stores in Texas, Arkansas and Pennsylvania by August 2, 2005. If, however, ACE ever determines that it can profitably engage in installment-loan or deferred-deposit transactions in any of Texas, Arkansas, or Pennsylvania independent of FBD, then ACE may, upon 60 days’ notice to FBD, exclude ACE’s stores in that state from the agreement.
The parties’ relationship under the agreement is not exclusive. ACE will continue to offer short-term consumer loans made by Republic Bank & Trust Company in ACE’s stores in Texas, Arkansas, and Pennsylvania in addition to offering the installment loans by FBD at stores in those states. Nevertheless, if ACE agrees with any other federally insured financial institution to market and service multi-installment (rather than single-payment) short-term consumer loans made by that financial institution in any state other than Texas, Arkansas, or Pennsylvania, then FBD will have a 30-day right of first refusal to enter into such an agreement with ACE on the same terms for loans in that other state or those other states.
The agreement contains typical reciprocal indemnification obligations of the parties, and also obligates ACE to indemnify FBD against losses or expenses resulting from any claims by or on behalf of any borrowers or regulatory or governmental authorities that allege violations of any applicable law or regulations in connection with the FBD loans, except to the extent of any gross negligence, willful misconduct, or violation of law by FBD.
The agreement with FBD continues until July 21, 2008, and will renew for an additional 12 months unless either party elects to terminate it as of July 21, 2008 by providing at least 90 days’ notice to the other party before that date. The agreement may be terminated before its scheduled expiration, however:
•	By either party if the other party commits a material breach of, or other specified default under, the agreement that continues uncured for 30 days after notice of breach or default.

•	By FBD, upon 90 days’ notice to ACE, if FBD becomes aware of any adverse legal, regulatory, or other developments that could have a material adverse impact on FBD, the profitability of its activities under the agreement, or its litigation or risk exposure.

•	By ACE, upon 90 days’ notice to FBD, if FBD changes its loan-related policies in a manner that is reasonably likely to have, or if ACE becomes aware of any adverse legal, regulatory, or other developments that could have, a material adverse impact on ACE, the profitability of its activities under the agreement, or its litigation or risk exposure.

•	By ACE, upon 60 days’ notice to FBD, if ACE determines that it can profitably engage in installment-loan or deferred-deposit transactions in Texas independent of FBD; except that upon any termination for this reason on or before December 31, 2006, ACE must pay FBD a termination fee of $100,000.
The agreement will also terminate automatically if either party seeks protection under any federal or state bankruptcy, insolvency, receivership, or similar law; if FBD is placed into conservatorship or receivership with the Federal Deposit Insurance Corporation or other authority; or if an involuntary bankruptcy or insolvency petition is filed against ACE and not dismissed within 30 days of that filing or a receiver or any regulatory authority takes control of ACE.
Third Amendment to the Marketing and Servicing Agreement with Republic Bank & Trust Company
On July 26, 2005, ACE entered into the Third Amendment to the Marketing and Servicing Agreement with Republic Bank & Trust Company. The Third Amendment amended various provisions of the existing Marketing and Servicing Agreement dated as of October 21, 2002, as previously amended, by (among other things):
•	Extending the term of agreement for two years, so that it now continues until January 1, 2008.

•	Providing that, subject to applicable law and regulation, the short-term loans made by Republic Bank will be offered to customers at ACE’s owned stores in Texas, Arkansas and Pennsylvania before loans made by any other lender are offered, until the aggregate principal amount of Republic Bank loans outstanding is $20 million.

•	Providing that ACE may, upon 60 days’ notice to Republic Bank, exclude from the agreement all of ACE’s owned stores in a particular state if ACE determines that it can profitably engage in that state in deferred-deposit transactions independent of Republic Bank or any other bank subject to similar restrictions on making such short-term loans; except that the stores in Arkansas or in Pennsylvania may not be excluded before January 1, 2006, and the stores in Texas may not be excluded before April 1, 2006. If, however, ACE elects to exclude its stores in Texas in order to operate as a credit services organization (CSO) under Texas law and in that capacity refers its CSO customers to one or more lenders, then ACE will afford Republic Bank the first opportunity to offer and make loans to ACE’s CSO customers who are Texas residents.
None of the other material terms of the existing agreement with Republic Bank are revised by the Third Amendment.
Additional Change-in-Control Agreements
At the recommendation of the Compensation Committee of the Board of Directors of ACE, on July 26, 2005, the Board authorized and approved, and ACE entered into, a Change-in-Control Executive Severance Agreement with each of Allen J. Klose, ACE’s Chief Marketing Officer, Joe B. Edwards, ACE’s Chief Information Officer, and Walter E. Evans, ACE’s Senior Vice President and General Counsel. The terms of the three Severance Agreements are substantially identical.
Each Severance Agreement obligates ACE to provide severance benefits to the Executive if his employment with ACE and its subsidiaries is terminated within 24 months after a Change in Control, either by ACE for any reason other than Cause or the Executive’s disability or by the Executive for Good Reason. “Change in Control,” as defined in the Severance Agreement, includes (1) the acquisition (other than from

ACE) of 25% or more of the outstanding voting securities of ACE by any person or group of persons, (2) a change in the Board of Directors such that the persons who were directors at the beginning of any two-year period (and any new director whose election was approved by at least two-thirds of the directors who either were directors at the beginning of the period or whose election was so approved) cease to constitute a majority of the Board of Directors, or (3) a reorganization, merger, or consolidation of ACE, or the shareholders’ approval of the sale or substantially all the assets of ACE, other than in certain circumstances described in the Severance Agreement. “Cause,” as defined in the Severance Agreement, includes the Executive’s continued failure to perform his duties after notice from the Board of Directors or his engaging in conduct that materially injures ACE. “Good Reason,” as defined in the Severance Agreement, includes a material reduction of the Executive’s compensation or benefits; a material reduction in the Executive’s position, authority, or responsibilities; a forced relocation of the Executive’s office by more than 50 miles; or the failure of any successor to ACE to expressly assume ACE’s obligations under the Severance Agreement.
The severance benefits under the Severance Agreement are (1) a payment equal to one and two-thirds times the sum of the Executive’s base salary, annual bonus and car allowance, (2) the accelerated vesting of outstanding stock options and restricted stock, and (3) the continuation of insurance benefits for 20 months after termination of employment. The severance benefits are limited to the amount that may be paid or provided to the Executive without making an “excess parachute payment” under federal tax laws.
ACE is obligated to pay the Executive’s legal fees and other expenses incurred in connection with any good-faith enforcement or defense of his rights under the Severance Agreement.
Each Severance Agreement will remain effective until terminated either (1) upon any cessation of the Executive’s employment before a Change in Control or (2) on June 30, 2006 or June 30 of any subsequent year if ACE or the Executive gives at least six months’ notice of termination.
Forward-looking Statements
This Report contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “target,” “goal,” “should,” “would,” and terms with similar meanings.
Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, these views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties and other factors, could cause the actual results to differ materially from these in the forward-looking statements. These risks, uncertainties, and factors include, but are not limited to, matters described in this Report and ACE’s other reports filed with the Securities and Exchange Commission, such as:
•	ACE’s relationships with Republic Bank & Trust Company, with First Bank of Delaware, with Travelers Express Company, Inc. and its affiliates, and with ACE’s lenders;

•	ACE’s relationships with providers of services or products offered by ACE or property used in its operations;

•	federal and state governmental regulation of check cashing, short-term consumer lending and related financial services businesses;

•	any impact on the loans offered by each of Republic Bank & Trust Company and First Bank of Delaware at ACE’s stores in Texas, Pennsylvania and Arkansas from the implementation of the revised Guidelines for Payday Lending announced on March 1, 2005 by the Federal Deposit Insurance Corporation, which revised Guidelines provide guidance to banks that engage in payday lending, and include a requirement that such banks develop procedures to ensure that a payday loan is not provided to any customer with payday loans outstanding from any lender for more than 3 months in the previous 12 months;

•	any litigation regarding ACE’s short-term consumer lending activities;

•	theft and employee errors;

•	the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement ACE’s growth strategy;

•	increases in interest rates, which would increase ACE’s borrowing costs;

•	the fragmentation of the check cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer services offered by ACE;

•	the terms and performance of third-party services offered at ACE’s stores; and

•	customer demand and response to services offered at ACE’s stores.
ACE expressly disclaims any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE’s views or expectations, or otherwise. ACE makes no prediction or statement about the performance of ACE’s Common Stock.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits.

10.1	Change-in-Control Executive Severance Agreement dated as of July 26, 2005, between ACE and Allen J. Klose.

10.2	Change-in-Control Executive Severance Agreement dated as of July 26, 2005, between ACE and Joe B. Edwards.

10.3	Change-in-Control Executive Severance Agreement dated as of July 26, 2005, between ACE and Walter E. Evans.
[Signature Page Follows]

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC.

Dated: July 27, 2005	By:	/s/ WALTER E. EVANS

Walter E. Evans
Senior Vice President and
General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Change-in-Control Executive Severance Agreement dated as of July 26, 2005, between ACE and Allen J. Klose.

10.2	Change-in-Control Executive Severance Agreement dated as of July 26, 2005, between ACE and Joe B. Edwards.

10.3	Change-in-Control Executive Severance Agreement dated as of July 26, 2005, between ACE and Walter E. Evans.